                                                                  Exhibit 4.3(b)

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                     GLOBENET COMMUNICATIONS HOLDINGS LTD.

                                    GUARANTY
                         (Qualified Capacity Agreement)

                                       by

                                    ALCATEL
                                  in favor of


                THE LENDERS UNDER THAT CERTAIN CREDIT AGREEMENT
                           DATED AS OF JULY 14, 1999

                                      and

                         TORONTO DOMINION (TEXAS) INC.,
                           as Agent for Such Lenders



                         ------------------------------

                           Dated as of July 14, 1999

                         ------------------------------

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

  This GUARANTY is executed on July 14, 1999, by ALCATEL, a societe anonyme established in France (the "Guarantor"), in favor of each of the Lender Parties
                            ---------
(hereinafter defined).

                                 R E C I T A L S
                                 ---------------

          (A) Pursuant to a Credit Agreement, dated as of July 14, 1999 (together with all amendments, supplements and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement"), among GlobeNet
                                          ----------------
Communications Holdings Ltd., a Bermuda company (the "Company"), the various
                                                      -------
financial institutions and other entities (individually, a "Lender", and,
                                                            ------
collectively, the "Lenders") as are, or may from time to time become, parties
                   -------
thereto and Toronto Dominion (Texas) Inc., as administrative agent (the "Agent")
                                                                         -----
for the Lenders, the Lenders have made commitments to extend credit to the Company up to $400,000,000 (which may be increased to $450,000,000 under the conditions therein specified), which amounts shall be utilized, in part, to finance the design, building and installation of the System.

          (B) Pursuant to the Project Development and Construction Contract (as the same may from time to time be amended, modified or supplemented, the "Supply
                                                                          ------
Contract") dated as of June 16, 1999, Alcatel Submarine Networks, a societe
--------
anonyme established in France, and Alcatel Submarine Networks, Inc., a Delaware corporation (together with any successor or assignee under the Contract, collectively, the "Contractor"), jointly and severally, have agreed with
                   ----------
Atlantica Network (Bermuda) Ltd., a wholly-owned subsidiary of Company, among other things, to design, build and install the System in accordance with the terms and conditions of the Contract.

          (C) The Guarantor controls either directly or indirectly of all of the capital stock of the Contractor.

          (D) In furtherance of the business purposes of the Guarantor, the Guarantor desires to guaranty certain of the obligations of the Company under the Credit Agreement as provided herein.

          NOW, THEREFORE, based upon the foregoing, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Agent and the Lenders to enter into the Credit Agreement, the Guarantor hereby agrees, for the benefit of the Agent and the Lenders, as follows:


                                   ARTICLE 1

                                  Definitions

     1.1 Definitions. Capitalized terms used but not otherwise defined in this Guaranty shall have the meanings ascribed to them in the Credit Agreement. As used in this Guaranty, the following terms have the following meanings unless the context otherwise requires:

          "Available Committed Amount" means the Contingent Guaranty Amount less
           --------------------------
 the Guaranteed Draw Amount.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City, New York (and, solely for the purposes of the providing and receipt of notices and the making of payments by the Guarantor hereunder, Paris, France) are authorized or required by law to remain closed.

          "Contingent Guaranty Amount" means initially $100,000,000, which
           --------------------------
amount is subject to increase up to     *     (but the Contingent Guaranty
Amount shall in no event exceed the amount of the Term C Loan Commitment) as provided in Schedule 1 attached hereto. The Contingent Guaranty Amount is subject to reduction under certain conditions as provided in this Guaranty.

          * MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

          "Guaranteed Draw" means an advance of principal in respect of the Term
           ---------------
C Loan Commitment under the Credit Agreement that is made subject to this Guaranty by Notice of Guaranty Draw given to Guarantor by Agent as provided in
Section 9.08 of the Credit Agreement.


          "Guaranteed Draw Amount" means, at the time of determination, the
           ----------------------
aggregate amount of principal then outstanding in respect of the Term C Loans that is subject to this Guaranty. The Guaranteed Draw Amount (i) shall not exceed the Contingent Guaranty Amount and (ii) shall not include any interest in respect of the Term C Loans or any other sums advanced or due under the Credit Agreement.

          "Guaranteed Obligations" has the meaning ascribed to such term in
           ----------------------
Section 2.1.

          "Guaranty" means this Guaranty, as it may be amended, supplemented or
           --------
otherwise modified from time to time in a writing signed by the Guarantor, Parent, Company and the Agent.

          "Lender Parties" means, collectively, the Lenders, the Agent and each
           --------------
of their respective successors, transferees and assigns, and "Lender Party"
                                                              ------------
means any of the foregoing.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
financial condition of the Guarantor and its subsidiaries, taken as a whole, or
(b) the validity or enforceability of this Guaranty or the rights and remedies of the Lender Parties under this Guaranty.

          "Notice of Guaranty Draw" means a notice given by Agent to Guarantor
           -----------------------
pursuant to Section 9.08 of the Credit Agreement (but subject to the limitations set forth in Section 2.8 hereof) specifying that an advance of funds in respect of the Term C Loan Commitment thereunder is made subject to this Guaranty and specifying the remaining amount that may be borrowed under the Term C Loan Commitment after giving effect to such advance.

          "Parent" means GlobeNet Communications Group Limited, a Bermuda
           ------
company.

          "Party" means either Guarantor or Agent.
           -----

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, trust or other entity.

          "Reimbursement Agreement" means the Reimbursement Agreement of even
           -----------------------
date herewith between Guarantor and Company.


                                   ARTICLE 2

                                  The Guaranty

     2.1 The Guaranty. Except as expressly set forth herein, the Guarantor hereby absolutely, irrevocably and unconditionally (i) guarantees to Agent Company's prompt payment in full when due, pursuant to the terms of the Credit Agreement, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of the Guaranteed Draw Amount (including all such amounts which would become due but for (x) the operation of any provision of any law that prevents the commencement or continuation of any act or actions against a debtor such as the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. (S)362(a), and (y) the operation of any provision of any law that disallows a claim against a debtor because such claim is unsecured, unmatured or unenforceable such as Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. (S)502(b) and (S)506(b)), (collectively, the "Guaranteed Obligations") and (ii) indemnifies and holds
                    ----------------------
harmless each Lender Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party in enforcing any rights under this Guaranty. This Guaranty constitutes a guaranty of payment when due and not of collection. The Guaranteed Obligations shall conclusively be deemed to have been created in reliance upon this Guaranty.

     2.2 Acceleration of Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of the Company or the Guarantor, or the inability or failure of the Company or the Guarantor to pay debts as they become due, or an assignment by the Company or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Company or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, the Guarantor will pay to the Agent, for the benefit of the Lender Parties, forthwith the full amount which would be payable hereunder by the Guarantor if all such Guaranteed Obligations were then due and payable.

     2.3 Termination of Guaranty. This Guaranty shall remain in full force and effect until all obligations of the Company in respect of Loans made pursuant to the Term C Loan Commitment and which are subject to this Guaranty have been paid in full in cash (including, without limitation, cash obtained by way of set-off), all obligations of the Guarantor hereunder, including without limitation under Section 2.1, have been satisfied and the Term C Loan Commitment of each Lender shall have terminated. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability, as set forth herein, for any portion of the Guaranteed Obligations that has not been completely performed or indefeasibly paid in full.

     2.4 Guaranty Unconditional. The Guarantor agrees that the obligations of the Guarantor hereunder shall be unconditional, absolute and irrevocable, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by (and the Guarantor hereby waives any right to or claim of) any of the following, whether with or without notice to or assent by the Guarantor:

            (i) any extension, renewal, settlement, compromise, modification, waiver or release in respect of any obligation or duty of the Company under the Credit Agreement or any other Loan Document, by operation of law or otherwise;

            (ii) any waiver, rescission, modification or amendment of, supplement to or consent to depart from any condition under or any terms of the Loan Documents;

            (iii) any addition, exchange, surrender, release, impairment, non-perfection, failure to maintain perfection or recordation or invalidity of any direct or indirect security for any obligation or duty of the Company or any other Person under the Loan Documents or any amendment to or waiver or release or addition of, or consent to depart from, any other guaranty held by any Lender Party securing any of the obligations of the Company under the Credit Agreement;

            (iv) any change in the corporate existence, structure or ownership of the Company or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any other Person or its assets or any release or discharge of any obligation or duty of the Company or any other Person contained in the Loan Documents resulting from any of the foregoing;

            (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) any invalidity, illegality, unenforceability, irregularity or frustration for any reason of any of the Loan Documents or any actual or purported obligations thereunder, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of any other amount payable by the Company under the Loan Documents;

            (vii) any impairment of the Company's duty of performance, the Company's duty to reimburse or the Guarantor's right of restitution or subrogation;

            (viii) the failure of any Lender Party (A) to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any other Loan Document or otherwise, or (B) to exercise any right or remedy against any other guarantor of, or any collateral securing, any obligations of the Company;

            (ix) any other act or omission to act or give notice or delay of any kind by the Company or any other Person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of or defense to the Guarantor's obligations or duties hereunder; or

            (x) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any surety or any guarantor.

Notwithstanding any provision of this Guaranty to the contrary, other than Sections 2.2 and 2.7, the Guarantor shall be entitled to assert as a defense to any claim for payment or performance of the Guaranteed Obligations that (i) such Guaranteed Obligations are not currently due under the terms of the Loan Documents or (ii) that such Guaranteed Obligations have previously been paid or performed in full.

     2.5 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Agent or any Lender Party, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, as though such payment had not been made.

     2.6 Waivers of Notices and Defenses. The Guarantor hereby waives promptness, diligence, notice of acceptance, presentment, demand, protest and any notice not provided for herein with respect to any obligations of the Company under the Credit Agreement and this Guaranty, as well as any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exercise or exhaust any right, assert any claim or demand or enforce any remedy or take any other action against the Company or any other Person (including any other guarantor) or any collateral securing the obligations of the Company under the Credit Agreement and any requirement that at any time any action be taken by any Person against the Company or any other Person.

     2.7 Stay; Indemnity. (a) The Guarantor, unconditionally and irrevocably, agrees that, notwithstanding anything to the contrary herein, if a Lender Party is stayed upon the insolvency, bankruptcy, or reorganization of the Company from exercising its rights to enforce or exercise any right or remedy with respect to the Guaranteed Obligations, or is prevented from giving any notice or demand for payment or performance or taking any action to realize on any security or collateral or is prevented from collecting any of the Guaranteed Obligations, in any such case, by such proceeding or action, the Guarantor shall pay or render to the Agent upon demand therefor the amount or performance that would otherwise have been due had such rights and remedies been permitted to be exercised by the applicable Lender Party.

          (b) The Guarantor irrevocably and unconditionally agrees as a primary obligation to indemnify each Lender Party from time to time on demand from and against any loss incurred by such Lender Party as a result of any of the obligations of the Company to pay the Guaranteed Draw Amount pursuant to the Loan Documents being or becoming void, voidable, unenforceable or ineffective as against the Company for any reason whatsoever, whether or not known to the Agent or any other Person; provided, however, that the maximum amount of Guarantor's
                     -------- --------
liability under this Section 2.7(b) shall, together with all obligations under Sections 2.1 and 2.2, not exceed the Contingent Guaranty Amount .

     2.8 No Enforcement of Subrogation. Upon making any payment or performance with respect to any Guaranteed Obligation hereunder, the Guarantor shall be subrogated to the rights of the Agent against the Company with respect to such payment or performance; provided that, in furtherance of, and not in limitation of, the terms of the Reimbursement Agreement (including the subordination provisions thereof) the Guarantor shall not exercise or enforce any rights which it may acquire by way of subrogation until all of the Company's obligations under or in respect of the Credit Agreement (and under or in respect of any financing obtained to refinance the indebtedness described in the Credit Agreement) have been paid in full in cash and performed in full and all commitments to extend credit thereunder have terminated. Any amount paid to the Guarantor on account of any such subrogation rights in contravention of the immediately preceding proviso shall be held in trust for the benefit of the Agent, for the benefit of the Lender Parties, and shall immediately be paid to the Agent, for the benefit of the Lender Parties, and credited and applied against the Guaranteed Obligations, whether matured or unmatured.

     2.9 Reduction of Contingent Guaranty Amount and Reduction of Guaranteed Obligations.

     (a) The Contingent Guaranty Amount shall be reduced as follows: (i) on a dollar-for-dollar basis by the principal amount of all Loans made in respect of the Term C Loan Commitment that are not, at the time made, Guaranteed Draws; and
(ii) by the Agent pursuant to Section 9.08 of the Credit Agreement, to the extent required under the Credit Agreement (but not below the then Guaranteed Draw Amount);

     (b) The Agent shall, subject to the last sentence of this Section 2.9(b), reduce the Guaranteed Draw Amount (and, therefore, the Guaranteed Obligations) as follows: (i) by giving written notice thereof to Guarantor pursuant to
Section 9.08 of the Credit Agreement, whereupon the Guaranty Draw Amount shall be reduced on a dollar-for-dollar basis to the extent that Guaranteed Draws previously made in respect of the Term C Loan Commitment are then supported by Qualified Capacity Revenue from any Qualified Capacity Agreement or any other

Capacity Sales Agreement or Capacity Swap Agreement approved by Agent as provided in the Credit Agreement and (ii) by giving written notice thereof to Guarantor pursuant to Section 9.08 of the Credit Agreement, pursuant to which Agent shall provide to Guarantor an irrevocable release in respect to this Guaranty as to the amount of the reduction in question, and, at Company's election, notice of which shall be given to Guarantor by Agent on behalf of the Company, such amount to be added back to the Available Committed Amount. Following receipt by the Agent of all applicable notices from the Company requesting such reduction and the Agent's satisfaction with the form and substance of such notices, the Agent shall promptly notify Guarantor of any such reductions in the Guaranteed Draw Amount. For the avoidance of doubt, any Qualified Capacity Revenue arising after the termination of the availability of the Term C Loan Commitment shall be used to reduce the Guaranteed Draw Amount to the extent permitted under Section 9.08 of the Credit Agreement.

     2.10 Restriction on Right of Agent to Give Notices of Guaranty Draw. Notwithstanding anything herein or in the Credit Agreement to the contrary, the delivery of a Notice of Guaranty Draw to Guarantor is subject to the following:

           (i) No Notice of Guaranty Draw may be given until the Term B Loan Commitment of all Lenders has been fully drawn in accordance with the terms of the Credit Agreement;

           (ii) No Notice of Guaranty Draw may be given until more than 50 percent of the Term A Loan Commitment of all Lenders has been drawn in accordance with the Credit Agreement;

           (iii) No Notice of Guaranty Draw may be given to the extent that the draw in question in respect of the Term C Loan Commitment is supported by Qualified Capacity Agreements in accordance with the Credit Agreement;

           (iv) No Notice of Guaranty Draw may be given prior to the time that the Agent shall have received evidence reasonably satisfactory to it that the Company has spent (or, simultaneously with the application of the proceeds of the Loan in respect of the Term C Loan Commitment for which a Notice of Guaranty Draw is being given, will have spent or shall have deposited in the Construction Account provided for under the terms of the Credit Agreement) an amount equal to the excess of $540,000,000 over the sum of the fees, out-of-pocket expenses and other costs incurred by the Parent and the Company in connection with the issuance by the Parent of the Parent Senior Notes and certain of its equity interests and the other transactions contemplated hereunder and under the Credit Agreement;

           (v) No Notice of Guaranty Draw may be given if, at the time in question, the Company is in default of its obligation to pay any of the fees set forth in Section 2.1 of the Reimbursement Agreement; provided that
                                                                   --------
     the Guarantor hereby agrees with the Company and the Lender Parties that, in the event the Agent requests the Guarantor to confirm that the Company is not in default in the payment of any such fees, that the Guarantor has no knowledge that a proposed Notice of Guaranty Draw cannot be given and/or that the Guarantor is not aware that this Guaranty is not in full force and effect, the Guarantor will provide the Agent (with a copy to the Company) with a prompt written response to such request.

     2.11 Payments Free and Clear of Taxes, etc. The Guarantor hereby agrees that:

     (a) Any and all payments made by the Guarantor hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender Party, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender Party is organized and by any political subdivision thereof and taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender Party's lending office under the Credit Agreement and any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Guarantor shall be required by
                            -----
law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender Party

           (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made,

          (ii)   the Guarantor shall make such deductions, and

          (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) The Guarantor shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "Other Taxes").
                -----------

     (c) The Guarantor hereby indemnifies and holds harmless the Agent and each Lender Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent or such Lender Party, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally assessed.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Guarantor will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes or Other Taxes are payable in respect of any payment hereunder to the Agent or any Lender Party, the Guarantor will furnish to the Agent or such Lender Party a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the

Agent, in either case stating that such payment is exempt from or not subject to Taxes or Other Taxes.

     (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section shall survive the payment in full of the Guaranteed Obligations.

     2.12 Consent to Jurisdiction; Waiver of Immunities. The Guarantor hereby acknowledges and agrees that:

     (a) It expressly, irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for the recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to herein. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Guarantor hereby irrevocably appoints Thelen Reid & Priest LLP (the "Process Agent"), with an office on the date hereof
                 -------------
at 40 West 57th Street, New York, New York 10019, United States, as its agent to receive, on behalf of the Guarantor and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering, return receipt requested, a copy of such process to the Guarantor in care of the Process Agent at the Process Agent's above address, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified on the signature page hereof and to the attention of the person specified thereon. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Nothing in this Section shall affect the right of the Agent or any other Lender Party to serve legal process in any other manner permitted by law or affect the right of the Agent or any other Lender Party to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.

     (c) To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.


                                   ARTICLE 3

                         Representations and Warranties

     The Guarantor hereby represents and warrants to each of the Lender Parties that the following statements are true and correct:

     3.1 Binding Obligation. This Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of equitable remedies.

     3.2 Relationship to the Company. As of the date hereof, the Guarantor is the owner, directly or through one or more wholly-owned subsidiaries, of all of the issued and outstanding capital stock of the Contractor, the agreement to enter into the Supply Contract with the Contractor is of substantial and material benefit to the Guarantor, the financing evidenced by the Credit Agreement is of substantial and material benefit to the Guarantor, and the Guarantor has reviewed and approved copies of the Supply Contract, the Credit Agreement, and all other related documents and is fully informed of the remedies the Agent may pursue upon the occurrence of a default under the Loan Documents. This Guaranty will remain in full force and effect if Contractor ceases to be a direct or indirect subsidiary of Guarantor and will remain in full force and effect if the Supply Contract is assigned, in accordance with the terms thereof, in whole or in part, by Company and/or the Agent (or any of Company's and/or Agent's successors in interest to the Supply Contract).

     3.3 Incorporation and Qualification. Guarantor is a societe anonyme duly organized and validly existing pursuant to the laws of France. Guarantor has all requisite corporate power and authority to execute and deliver, and perform its obligations under, this Guaranty.

     3.4 Authorization. The Guarantor has full power and authority to conduct its business and to execute, deliver and perform this Guaranty. The Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty.

     3.5 No Conflict, etc. The execution, delivery and performance of this Guaranty do not and will not:

     (a) require any consent or approval of any governmental agency or authority or other person or entity, or conflict with any court decree or order applicable to the Guarantor;

     (b) conflict with any law or governmental order applicable to the Guarantor or with any provision of the statuts (bylaws) of the Guarantor or of any material mortgage, indenture or other agreement binding upon or applicable to the Guarantor; or

     (c) result in the creation or imposition of any lien on any of the Guarantor's properties pursuant to the provisions of any such mortgage, indenture or other agreement.

     3.6 Claims Pari Passu. The claims of the Agent against Guarantor under this Guaranty will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

     3.7 No Filing or Stamp Taxes. Under the laws of France in force at the date hereof, it is not necessary that this Guaranty be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Guaranty.

     3.8 No Deduction or Withholding. Under the laws of France in force at the date hereof, it will not be required to make any deduction or withholding from any payment Guarantor may make hereunder.


                                   ARTICLE 4

                                   COVENANTS

     The Guarantor covenants and agrees with each Lender Party that:

     4.1 Existence. The Guarantor shall, and shall, to the fullest extent permitted under applicable law, cause each of its subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all rights, privileges and franchises material, necessary or desirable in the normal conduct of its business except those as to which the failure to maintain such rights, privileges and franchises could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any
                         --------
amalgamation, consolidation or merger permitted under Section 4.3.
                                                      -----------

     4.2 Compliance with Laws. The Guarantor shall, and shall, to the fullest extent permitted under applicable law, cause each of its subsidiaries to, comply in all material respects with all laws applicable to it or its property, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     4.3 Amalgamation, Merger, Consolidation and Sale of Assets. The Guarantor will not, directly or indirectly, (x) amalgamate or consolidate or merge with or into another Person (whether or not the Guarantor is the surviving or continuing entity) or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

           (a) either (i) the Guarantor is the surviving or continuing entity or (ii) the Person formed by, surviving or continuing after any such amalgamation, consolidation or merger (if other than the Guarantor), or to which such sale, assignment, transfer, conveyance, lease or other disposition is made (the "Surviving Entity"), is a societe anonyme
                               ----------------
     established or existing under the laws of France or a corporation organized or existing under the laws of Bermuda, the United States, any state thereof or the District of Columbia or any member country as of the date hereof of the European Union;

          (b) the Surviving Entity (if other than the Guarantor) assumes all obligations of the Guarantor under this Guaranty, pursuant to agreements reasonably satisfactory to the Agent or, if such assumption is effected by operation of law, pursuant to confirmation of the same reasonably satisfactory to Agent;

          (c) the Guarantor is not then in default under any of its payment obligations hereunder;

          (d) the Guarantor or the Surviving Entity will, immediately after such transaction, have a long-term senior unsecured debt rating of BBB- (or better) from Standard & Poor's Rating Services and Baa3 (or better) from Moody's Investors Service, Inc.; and

          (e) the Guarantor delivers to the Agent an officers' certificate and an opinion of counsel reasonably acceptable to the Agent, each stating that such amalgamation, consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition complies with the preceding clauses
     (a) through (d).

For purposes of the foregoing, the transfer (by assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more subsidiaries of the Guarantor, the Guarantor's interest in which constitutes all or substantially all of the properties and assets of the Guarantor, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.


                                   ARTICLE 5

                                 Miscellaneous

     5.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing in the English language (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address, telecopy number set forth, in the case of the Guarantor, on the signature pages hereof, or in the case of the Agent, in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, on the next Business Day after such telecopy is transmitted to the telecopy number specified in this Section and confirmation has been received, (ii) if given by mail, ten Business Days after such communication is deposited in the mails with first class (or, in the case of international mail, airmail) postage prepaid, addressed as aforesaid, or
(iii) if given by any other means, on the next Business Day following delivery at the address specified in this Section.

     5.2   No Waivers.  In addition to, and not in limitation of, Sections 2.3,
2.4 and 2.6, no failure or delay by the Agent in exercising any right, power or privilege hereunder or under the Credit Agreement or any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided under the Credit Agreement or any other Loan Document or otherwise by law.

     5.3 Amendments and Waivers. This Guaranty, together with the Reimbursement Agreement, constitutes the complete agreement of the Agent and the Guarantor with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations. No amendment, modification, termination or waiver of any provision of this Guaranty, nor consent to the departure of the Guarantor herefrom, shall in any event be effective unless in writing and signed by the Agent, Guarantor, Company and Parent .

     5.4 Successors and Assigns; Beneficiaries. This Guaranty is a continuing Guaranty and shall be binding upon the Guarantor and its successors, transferees and assigns; provided, however, that the Guarantor may not assign this Guaranty
             --------  -------
or transfer any of the rights or obligations of the Guarantor hereunder without the prior written consent of the Agent. This Guaranty shall inure to the benefit of, and be enforceable by, the Lender Parties. Nothing contained in this Guaranty shall be deemed to confer upon anyone other than the parties hereto and the other beneficiaries described in the preceding sentence any right to insist upon or to enforce the performance or observance of any of the obligations contained herein. Without limiting the generality of this Section, each Lender Party may assign or otherwise transfer (in whole or in part) all or any portion of the Guaranteed Obligations held by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender Party under any Loan Document (including this Guaranty) or otherwise. If requested by the Agent, the Guarantor will execute and deliver a consent, in a form reasonably requested by Agent, to any such assignment in favor of such Lenders.

     5.5 APPLICABLE LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCLUDING ITS CONFLICTS OF LAW PROVISIONS. THE GUARANTOR HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING

ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EXPRESSLY CONSENTS TO AND ACKNOWLEDGES THE TERMS AND AGREEMENTS SET FORTH IN SECTION 2.12.

     5.6 Judgment. The obligations of the Guarantor in respect of this Guaranty due to any Person shall, notwithstanding any judgment in a currency (the "judgment currency") other than the lawful currency of the United States of
      -----------------
America ("Dollars"), be discharged only to the extent that on the Business Day
          -------
following receipt by such Person of any sum adjudged to be so due in the judgment currency, such Person may in accordance with normal banking procedures purchase Dollars with the judgment currency. If the amount of Dollars so purchased (net of all transaction costs including currency conversion costs) is less than the sum originally due to such Person in Dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any such Person, such Person agrees to remit to the Guarantor, such excess.

     5.7 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, provided that if any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     5.8 Interpretation. Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

     5.9 Further Assurances. At any time or from time to time, upon the request of the Agent, the Guarantor shall execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of this Guaranty. The Guarantor agrees to be liable for any reasonable expenses incurred by Agent and/or its successors and assigns with respect to any action or proceeding to enforce this Guaranty. The Guarantor agrees to deliver from time to time, within fifteen (15) days upon request, an opinion of counsel, in form and substance reasonably satisfactory to the Agent, addressed to the Agent and the Lenders, which opinion shall, without limitation, express the opinion that this Guaranty is enforceable and the Guarantor has all necessary power and authority to execute this Guaranty and perform its obligations hereunder; provided, however, that Guarantor may only be
                                   --------  -------
required to provide such an opinion once in any 24-month period and such opinion shall be delivered at the cost and expense of the Company.

     5.10. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. THE GUARANTOR

ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

     5.11 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement.

          IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

                              EXECUTED BY:

                              ALCATEL


                              By  /s/ Jean-Pierre Halbron
                                  ---------------------------
                                  Name:
                                  Title:

                              Address:  Alcatel
                                        54 rue La Boetie
                                        75008 Paris, France
                                        Fax:

                                   SCHEDULE 1

                                       TO

                    GUARANTY (QUALIFIED CAPACITY AGREEMENT)


     For every * that the total amount owed or that may become owed to Contractor under the Supply Contract (whether as a result of or with respect to the Initial Contract Price, Contract Variations, System Upgrades, System
Extensions or otherwise) exceeds   *   , the Contingent Guaranty Amount shall
(unless the Agent, at the direction of the Company, notifies the Guarantor in writing to the contrary) be increased by  *  ; provided, however, the
                                                  --------  -------
aggregate amount of such increases shall in no event result in the Contingent
Guaranty Amount exceeding   *   in the aggregate and that such increases shall
only be made in aggregate amounts of      *       or in whole number multiples
thereof. All capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Supply Contract.

* MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                                 Schedule 1-1